Liberty Silver Closes U.S. $4.6 Million Non-Brokered Private Placement Funding

--Funds will initiate exploration and development program at the Trinity Project—

--Company’s shares to be listed on the TSX--

RENO, NV— December 21, 2011 - Liberty Silver Corp. (OTCBB:LBSV) ("Liberty Silver" or the "Company") is pleased to announce that it has closed a U.S. $4.6 million non-brokered private placement funding (the “Funding”) to support the continued  exploration and development of its Trinity silver project in Nevada, and for general corporate and working capital purposes. In conjunction with the Funding, the Company has received conditional approval from the Toronto Stock Exchange (the “TSX”) to list its shares for trading under the symbol “LSL”. The Company‘s shares are expected to begin trading on December 22, 2011.

The Trinity silver project is an example of Liberty Silver’s effort to implement a mitigated risk development strategy. The first step in this process was to locate a property in an area which the Company considers to be a mining safe political jurisdiction.  Other areas of risk addressed include building a management team which it believes will be able to ensure good corporate governance and astute on-the-ground decisions; previous proven minability of the property inclusive of permits, metallurgy, access, and environmental issues; a National Instrument 43-101 mineral resource estimate technical report (the “43-101 Report”) (focused primarily on the existing pit area  and based on historic drilling data); historic data and recent geophysical surveys confirming eight exploration targets and two extensions from the original mine (not included in the 43-101 Report); and an ability to potentially mine quickly should uncertain market conditions warrant alternate means of financing the further development of the property.  The Liberty Silver mitigated risk approach is dedicated to bringing unique mining opportunities to the market.

The Trinity Property

Liberty’s 9,960 acre Trinity property is located in what the Company believes to be a mining friendly Nevada district and includes a former producing mine that represents approximately one percent of the geographic extent of the project. Since completing the work that forms the basis for the 43-101 Report, the Company has undertaken a review of historic data and recent geophysical data gathered on the property and has identified six additional silver exploration targets and two gold targets, all of which are independent of the inferred resource defined in the 43-101 Report.  Interpretation of the geologic data and past drilling data indicates that the Trinity property may contain additional drilling targets which have not yet been identified. In addition, there are extensions to the southeast and southwest of the known resource that have been drilled extensively (but not sufficient to prepare a resource estimate under National Instrument 43-101 requirements) that are not included in the exploration targets discussed above.

 “We are very pleased with the progress on the Trinity property,” stated Bill Tafuri, President and COO of Liberty Silver. “Our 43-101 Report indicates a property of merit that contains a defined silver resource, which could be expanded through further drilling. Our team has identified and confirmed multiple silver and gold targets not discussed in the 43-101 Report.  With the funding in place, we expect to initiate additional geochemical and geophysical surveys in conjunction with an aggressive drilling campaign targeting both high priority exploration targets, and the extensions from the original pit. Given our geographical location, the quality of historical data, and our geological interpretations, we anticipate the planned programs could expand the current resources and help to define the potential for a  profitable mine.”

The Funding

The U.S. $4,563,750 Funding consisted of the sale of 2,627,500 units (the “Units”) and 6,500,000 “Subscription Receipts” which have been converted into 6,500,000 Units for an aggregate of 9,127,500 Units sold at U.S. $0.50 per Unit.  Each Unit consists of one common share of the Company and one common share purchase warrant (a “Warrant”).  Each whole Warrant entitles the holder to acquire one common share at a price of U.S. $0.65 for a period of two years following the date of listing.  The common shares, Warrants and common shares underlying the Warrants (collectively, the “Securities”) are subject to a hold periods as follows:

a)

under Canadian law, the Securities are subject to a hold period equal to the later of four months and one day after the later of (i) closing,  and (ii) the date on which Liberty becomes a reporting issuer in Canada; and

b)

under U.S. law, the Securities are subject to customary resale restrictions for “restricted securities” under the United States Securities Act of 1933.

The Company has granted to certain holders of the Securities certain U.S. registration rights pursuant to which the Company has agreed to register the Securities for resale in the United States.  If the registration statement does not become effective on or before May 31, 2012, each holder of the Securities shall receive one additional common share for each ten (10) Units held by the investor pursuant to the offering.  In such event, the Company will be obligated to issue a total of 860,750 additional shares.

The Funding supersedes the previously announced Private Placement of Special Warrants announced on June 17, 2011.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and developing mineral properties located in North America. The Company is led by a skilled, experienced, management team and board of directors with significant experience managing exploration, development and mining projects. The Company is committed to creating value for its shareholders by advancing its current projects to production, developing new resources on its current properties, and by acquiring new properties that have the potential to increase their resource base. The Trinity silver project, located in Pershing County, Nevada is the Company’s flagship project. Liberty Silver has the right to earn a 70 percent interest in the Trinity property from Renaissance Gold Inc. subject to certain obligations.

The 43-101 Report was prepared by Paul D. Hartley, Geologist, and Michael M. Gustin, P.Geo., of Mine Development Associates of Reno, Nevada, and Daniel W. Kappes, P.Eng., of Kappes, Cassiday & Associates of Reno under the title, “Technical Report on the Trinity Project – Pershing County, Nevada”.  The 43-101 Report is dated December 1, 2011 with an effective date of August 9, 2011, and is filed on www.sedar.com.  The report was prepared for the Company and Renaissance Gold Inc., the optionor of the Trinity silver project.  Messrs. Paul D. Hartley, Michael M. Gustin, and Daniel W. Kappes are independent consultants to both the Company and Renaissance Gold Inc.; Messrs. Gustin and Kappes are “qualified persons” under National Instrument 43-101.  Messrs. Michael M. Gustin and Daniel W. Kappes have reviewed, verified and compiled the technical disclosures in this press release that are derived from the 43-101 Report. Other technical information contained in this press release has been reviewed by H. Richard Klatt, P.Geo., Chief Geologist for the Company and a “qualified person” under National Instrument 43-101.

For additional information

Kevin O’Connor, Investor Relations

Telephone: (416) 962-3300

Email: ko@spinnakercmi.com

www.libertysilvercorp.com

This press release is not an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sales of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Forward-Looking Statements

This News Release includes certain "forward-looking statements". These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.